Exhibit (e)(9)

AMENDMENT NO. 1

TO

DISTRIBUTION AGREEMENT

AMENDMENT NO. 1 to DISTRIBUTION AGREEMENT, effective as of June 29, 2016 by and among The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the “Fund”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) and Glenmede Investment Management L.P., a Pennsylvania limited partnership (the “Advisor”).

WHEREAS, the Fund, the Distributor and the Advisor entered into a Distribution Agreement dated September 10, 2015 (the “Distribution Agreement”); and

WHETREAS, the Fund, the Distributor and the Advisor desire to amend the Distribution Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement herein set forth, the parties hereto agree as follows:

1.	AMENDMENT.

(a)	Exhibit A to the Distribution Agreement is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.

2.	MISCELLANEOUS.

(a)	Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

QUASAR DISTRIBUTORS, LLC		THE GLENMEDE FUND, INC.

By	/s/ James Schoenike	By	/s/ Mary Ann B. Wirts

Name:	James Schoenike	Name:	Mary Ann B. Wirts

Title:	President	Title:	President

GLENMEDE INVESTMENT MANAGEMENT LP

(only with respect to Section 5 of the Distribution

Agreement and this Amendment No. 1)

By:	Gatepost Partners, LLC, its General Partner

By:	/s/ Peter Zuleba

Name:	Peter Zuleba

Title:	Director

Exhibit A

to the

Distribution Agreement

Fund Names

Separate Series of The Glenmede Fund, Inc.

Name of Series

Core Fixed Income Portfolio

High Yield Municipal Portfolio

International Portfolio

International Secured Options Portfolio

Large Cap Core Portfolio

Large Cap Growth Portfolio

Large Cap Value Portfolio

Long/Short Portfolio

Mid Cap Equity Portfolio

Secured Options Portfolio

Short Term Tax Aware Fixed Income Portfolio

Small Cap Equity Portfolio

Responsible ESG U.S. Equity Portfolio

Strategic Equity Portfolio

Total Market Portfolio

U.S. Emerging Growth Portfolio

Women in Leadership U.S. Equity Portfolio